UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California	94501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 10, 2024, Astra Space, Inc. (the “Company”) entered into that certain Third Amendment to Securities Purchase Agreement and Third Amendment to Senior Secured Convertible Notes (the “Amendment”), amending the following: (i) that certain Securities Purchase Agreement dated as of August 4, 2023 (as amended and modified by, inter alia, that certain Reaffirmation Agreement and Omnibus Amendment Agreement dated as of November 6, 2023, that certain Omnibus Amendment No. 3 Agreement dated as of November 21, 2023, that certain Amendment to Securities Purchase Agreement dated as of January 19, 2024, that certain Amendment to Senior Secured Convertible Notes dated as of January 31, 2024, that certain Second Amendment to Securities Purchase Agreement and Second Amendment to Senior Secured Convertible Notes dated as of February 26, 2024, and that certain Limited Waiver and Consent to Senior Secured Convertible Notes and Common Stock Purchase Warrant and Reaffirmation of Transaction Documents, dated as of March 7, 2024) (as so amended and modified, the “Purchase Agreement”), (ii) those outstanding senior secured convertible notes (the “Existing Issued Convertible Notes”) previously issued by the Company to various investors substantially in the form of the senior secured convertible note due 2025, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2024 (the “First March 8-K”), and (iii) the form of senior secured convertible note, filed as Exhibit 4.1 to the First March 8-K. The Amendment, among other things, (i) extends the date by which any Subsequent Closing (as defined in the Purchase Agreement) may occur under the Purchase Agreement without the consent of the existing holders thereunder from April 30, 2024, to June 30, 2024, (ii) increases the maximum amount of the aggregate Stated Principal Amount (as defined in the Purchase Agreement) of the senior secured convertible notes issuable pursuant to the Purchase Agreement from $35.0 million to $50.0 million, (iii) extends the date the Company is required to file a registration statement with the SEC to register the resale of the Underlying Shares (as defined in the Purchase Agreement) and to obtain the requisite stockholder approval; and (iv) updates the schedule of buyers attached thereto. The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment filed herewith and incorporated by reference as Exhibit 10.1.

The issuances of the Existing Issued Convertible Notes are discussed in the Company’s Current Report on Form 8-K filed with the SEC on November 24, 2023, its Current Report on Form 8-K, filed with the SEC on January 25, 2024, its First March 8-K, its Current Report on Form 8-K, filed with the SEC on March 12, 2024, and its Current Report on Form 8-K, filed with the SEC on March 21, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Senior Secured Convertible Note due 2025 (as amended).

10.1*	Third Amendment to Securities Purchase Agreement and Third Amendment to Senior Secured Convertible Notes, dated April 10, 2024, by and among Astra Space, Inc., each of the subsidiaries of Astra Space, Inc. party thereto, the investors party thereto and GLAS Americas, LLC.

10.2	Omnibus Amendment No. 3 Agreement, dated as of November 21, 2023, between Astra Space, Inc., its subsidiaries, the Investors and GLAS Americas, LLC, as collateral agent (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on November 24, 2023).

10.3	Amendment to Securities Purchase Agreement, dated January 19, 2024, by and among Astra Space, Inc., each of the subsidiaries of Astra Space, Inc. party thereto, the investors party thereto and GLAS Americas, LLC (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on January 25, 2024).

10.4	Second Amendment to Securities Purchase Agreement and Second Amendment to Senior Secured Convertible Notes, dated February 26, 2024, by and among Astra Space, Inc., each of the subsidiaries of Astra Space, Inc. party thereto, the investors party thereto and GLAS Americas, LLC (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on March 1, 2024).

10.5	Limited Waiver and Consent to Senior Secured Convertible Notes and Common Stock Purchase Warrant and Reaffirmation of Transaction Documents, dated as of March 7, 2024, by and among Astra Space, Inc., each of the subsidiaries of Astra Space, Inc. party thereto and each of the investors party thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on March 12, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

*

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 15, 2024	Astra Space, Inc.

	By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer